Exhibit 8.1


                                                     February 5, 2002

KeySpan Corporation
One MetroTech Center
Brooklyn, New York 11201

Ladies and Gentlemen:
                  We have acted as special United States tax counsel to KeySpan Corporation (the "Company") in connection with the preparation and filing of the Registration Statement on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), in respect of Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Stock Purchase Units, Stock Purchase Contracts, Warrants and Warrant Units to be offered by the Company, and Trust Preferred Securities to be offered by KeySpan Trust I, KeySpan Trust II and KeySpan Trust III.

                  We have examined the Registration Statement dated February 5, 2002, including the prospectus that forms a part thereof. In addition, we have examined such other documents, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as drafts or as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.


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                                     -2-                       February 5, 2002


                  Based upon the foregoing, it is our opinion that the statements made in the Registration Statement under the caption "United States Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

                  Our opinion above is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described in the Registration Statement.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the federal law of the United States.

                  We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "United States Federal Income Tax Consequences" in the prospectus that forms a part of the Registration Statement.

                                                 Very truly yours,
                                                 /s/ Simpson Thacher & Bartlett
                                                 SIMPSON THACHER & BARTLETT